AREIF II REALTY TRUST, INC.

                                CREDIT AGREEMENT



                 This CREDIT AGREEMENT is dated as of February 27, 1997 and entered into by and among AREIF II REALTY TRUST, INC., a Maryland corporation ("Borrower"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "Lender" and collectively as "Lenders"), and BANKERS TRUST COMPANY ("Bankers"), as agent for Lenders (in such capacity,
"Agent").


                                 R E C I T A L S

                 WHEREAS, Borrower desires that Lenders extend certain credit facilities to Borrower the proceeds of which will be used to finance a dividend or other distributions to Apollo Real Estate Investment Fund II, L.P.; and

                 WHEREAS, Borrower desires to secure its obligations hereunder by granting a perfected, first priority security interest in all of its property, including without limitation all of the stock of Koger Equity Inc. owned by Borrower.

                 NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower, Lenders and Agent agree as follows:


Section 1.       DEFINITIONS

1.1      Certain Defined Terms.

                 The following terms used in this Agreement shall have the following meanings:

                 "Adjusted LIBOR Rate" means, for any Interest Rate Determination Date with respect to an Interest Period for a LIBOR Rate Loan, the rate per annum obtained by dividing (i) the offered quotation (rounded upward to the nearest 1/16 of one percent) to first class banks in the London interbank LIBOR market by Bankers for U.S. dollar deposits of amounts in same day funds comparable to the principal amount of the LIBOR Rate Loan of Bankers for which the Adjusted LIBOR Rate is then being determined with maturities comparable to such Interest Period as of approximately 10:00 a.m. (New York time) on such Interest Rate Determination Date by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other

669235.2
reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D).

                 "Affected Lender" has the meaning assigned to that term in subsection 2.6C.

                 "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

                 "Agent"  has  the   meaning   assigned  to  that  term  in  the
introduction to this Agreement and also means and includes any successor Agent appointed pursuant to subsection 8.5.

                 "Agreement" means this Credit Agreement dated as of February 27, 1997 as it may be amended, supplemented or otherwise modified from time to time.

                 "Apollo" means Apollo Real Estate Investment Fund II, L.P.

                 "Asset Sale" means the sale, transfer or other disposition by Borrower to any Person of any assets (whether tangible or intangible) of Borrower, including without limitation, any Koger Common Stock or other Collateral.

                 "Assignment   Agreement"  means  an  Assignment   Agreement  in
substantially the form of Exhibit VI annexed hereto.

                 "Average Collateral Market Value" means, as of any date of determination, the product of (i) the number of shares of Koger Common Stock subject to a perfected, first priority security interest in favor of Agent as of such date of determination multiplied by (ii) the Average Market Price of a share of Koger Common Stock.

                 "Average Market Price" means,*.

                 "Bankers" has the meaning assigned to that term in the introduction to this Agreement.

--------
* Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

669235.2

                 "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

                 "Base Rate" means, at any time, the higher of (i) the Prime Rate and (ii) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

                 "Base Rate Loans" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

                 "Borrower" has the meaning assigned to that term in the introduction to this Agreement.

                 "Borrowing Base" means,*.

                 "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institu tions located in such state are authorized or required by law or other governmental action to close.

                 "Cash Equivalents" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

--------
* Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

669235.2

                 "Certificate   re   Non-Bank   Status"   means  a   certificate
substantially in the form of Exhibit VII annexed hereto delivered by a Lender to Agent pursuant to subsection 2.7B(ii).

                 "Closing Date" means the date on or before February 28, 1997, on which the Loans are made.

                 "Collateral" means, collectively, the Koger Common Stock set forth on Schedule I to the Pledge Agreement and all of the other property in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

                 "Collateral Documents" means the Pledge Agreement and all other instruments or documents delivered by any Person pursuant to this Agreement or any of the other Loan Documents in order to grant to Agent, on behalf of Lenders, a Lien on any real, personal or mixed property of that Person as security for the Obligations.

                 "Collateral Market Value" means,*.

                 "Commitment" means the commitment of a Lender to make a Loan to Borrower pursuant to subsection 2.1A, and "Commitments" means such commitments of all Lenders in the aggregate.

                 "Common Stock Rights Agreement" means,*.

                 "Common Stock Rights Agreement Amendment" means,*.

                 "Contingent Obligation", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reim bursement of drawings, or (iii) under interest rate agreements or currency agreements. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or
--------
* Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

669235.2
otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses
(X) or (Y) of this sentence, the primary purpose or intent thereof is as de scribed in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

                 "Dollars" and the sign "$" mean the lawful money of the United States of America.

                 "Eligible Assignee" means (i) a commercial bank or investment bank organized, or any subsidiary, bank or agency of a foreign commercial bank or investment bank operating, under the laws of the United States of America or any state thereof, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States of America, or any state thereof, and having total assets in excess of $1,000,000,000 or (iii) a finance company, insurance company or other financial institution organized under the laws of the United States of America, or any state thereof, that is engaged in purchasing or otherwise investing in commercial loans in the ordinary course of business, having total assets in excess of $100,000,000; provided that no Affiliate of Borrower shall be an Eligible Assignee.

                 "Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was maintained or contributed to by Borrower or any of its ERISA Affiliates.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

                 "ERISA Affiliate" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Borrower shall continue to be considered an ERISA Affiliate of Borrower within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Borrower and with respect to liabilities arising after such period for which Borrower could be liable under the Internal Revenue Code or ERISA.


669235.2

                 "ERISA Event" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Borrower or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Borrower or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Borrower or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Borrower or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Borrower or any of its ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409,
Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Borrower or any of its ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or
(xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

                 "Event  of  Default"  means  each of the  events  set  forth in
Section 7.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                 "FBCA" means the Florida Business Corporation Act, as amended and in effect from time to time.

669235.2

                 "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by Agent.

                 "Fiscal Quarter" means a fiscal quarter of any Fiscal Year.

                 "Fiscal Year" means the fiscal year of Borrower ending on December 31 of each calendar year.

                 "Funding and Payment Office" means (i) the office of Agent located at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006 or (ii) such other office of Agent as may hereafter be designated from time to time in a written notice delivered by Agent to Borrower and each Lender.

                 "Funding Date" means the date of the funding of a Loan.

                 "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pro nouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

                 "Governmental   Authorization"   means  any  permit,   license,
authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

                 "Indebtedness", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money,
(iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebted ness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

669235.2

                 "Indemnitee"   has  the  meaning   assigned  to  that  term  in
subsection 9.3.

                 "Interest Payment Date" means the first day of each calendar month, commencing April 1, 1997.

                 "Interest Period" has the meaning assigned to that term in subsection 2.2B.

                 "Interest Rate Determination Date" means, with respect to any Interest Period, the second Business Day immediately prior to the first day of such Interest Period.

                 "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

                 "Investment" means (i) any direct or indirect purchase or other acquisition by Borrower of, or of a beneficial interest in, any Securities of any other Person, (ii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or (iii) capital contribution by Borrower to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjust ments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

                 "Koger" means Koger Equity Inc., a Florida corporation.

                 "Koger Articles of Incorporation" means the Amended and Restated Articles of Incorporation of Koger Equity, Inc. filed with the Secretary of State of Florida on May 19, 1994, as such articles may be amended, supplemented or otherwise modified to the extent permitted herein.

                 "Koger Common Stock" means the common stock of Koger, par value $.01 per share.

                 "Lender"  and  "Lenders"   means  the  persons   identified  as
"Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 9.1.

                 "LIBOR Rate Loans" means Loans bearing interest at rates determined by reference to the Adjusted LIBOR Rate as provided in subsection 2.2A.

                 "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement,

669235.2
any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

                 "Loan Documents" means this Agreement, the Collateral Documents and the Notes.

                 "Loan Exposure" means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Commitments, that Lender's Commitment and (ii) after the termination of the Commitments, the outstanding principal amount of the Loan of that Lender.

                 "Loans" means the Loans made by Lenders to Borrower pursuant to subsection 2.1A.

                 "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                 "Market Price" means,*.

                 "Material Adverse Effect" means (i) a material adverse effect upon the assets or condition (financial or otherwise) of Borrower or (ii) the impairment of the ability of Borrower to perform, or the enforceability of, the Obligations.

                 "Maturity Date" means February 28, 1999.

                 "Multiemployer Plan" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

                 "Notes" means (i) the promissory notes of Borrower issued pursuant to subsection 2.1 on the Closing Date and (ii) any promissory notes issued by Borrower pursuant to the last sentence of subsection 9.1B(i) in connection with assignments of the Commitments or Loans of any Lenders, in each case substantially in the form of Exhibit III annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                 "Notice of Borrowing" means a notice substantially in the form of Exhibit I annexed hereto delivered by Borrower to Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

                 "Notice of Continuation" means a notice substantially in the form of Exhibit II annexed hereto delivered by Borrower to Agent pursuant to subsection 2.2D with respect to
--------
* Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

669235.2
a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

                 "Obligations" means all obligations of every nature of Borrower from time to time owed to Agent, Lenders or any of them under the Loan Documents, whether for principal, interest, fees, expenses, indemnification or otherwise.

                 "Officers' Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents and by its chief financial officer or its treasurer; provided that every Officers' Certificate with respect to the compliance with a condition precedent to the making of the Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto,
(ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

                 "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                 "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

                 "Permitted Encumbrances" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA and any such Lien relating to or imposed in connection with any Environmental Claim):

                 (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 5.3;

                 (ii) any attachment or judgment Lien not constituting an Event of Default under subsection 7.8; and

                 (iii) Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement.

                 "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether

669235.2
federal,   state  or  local,   domestic  or  foreign,  and  including  political
subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

                 "Pledge Agreement" means the Pledge and Security Agreement executed and delivered by Borrower on the Closing Date, substantially in the form of Exhibit VIII annexed hereto, as such Borrower Pledge Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

                 "Potential Event of Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

                 "Prime Rate" means the rate that Bankers announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Bankers or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

                 "Pro Rata Share" means, with respect to each Lender, the percentage obtained by dividing (x) the Loan Exposure of that Lender by (y) the aggregate Loan Exposure of all Lenders, as such percentage may be adjusted by assignments permitted pursuant to subsection 9.1. The initial Pro Rata Share of each Lender is set forth opposite the name of that Lender in Schedule 2.1 annexed hereto.

                 "Register" has the meaning assigned to that term in subsection 2.1D.

                 "Registration Rights Agreement" means,*.

                 "Related Agreements" means,*.

                 "Requisite Lenders" means Lenders having or holding more than 50% of the aggregate Loan Exposure of all Lenders.

                 "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Borrower now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Borrower now or hereafter outstanding and (iv) any payment or prepayment of principal of,


--------
* Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

669235.2
premium  (if  any),  or  interest  on,  or  redemption,   purchase,  retirement,
defeasance, sinking fund or similar payment with respect to any Indebtedness subordinated to the Obligations.

                 "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                 "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

                 "Solvent" means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                 "Stock Purchase Agreement" means,*.

                 "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

--------
* Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

669235.2

                 "Tax" or "Taxes" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "Tax on the overall net income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its lending office).

1.2 Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement.

                 Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Borrower to Lenders pursuant to clauses (i) and (ii) of subsection 5.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 5.1(iv)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 4.3.

1.3      Other Definitional Provisions and Rules of Construction.

                 A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

                 B. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

                 C. The use in any of the Loan Documents of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.



669235.2

Section 2.       AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1      Commitments; Making of Loans; the Register; Notes.

                 A. Commitments. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, each Lender hereby severally agrees to lend to Borrower, on the Closing Date, an amount not exceeding its Pro Rata Share of the lesser of
(i) the aggregate amount of the Commitments and (ii) the product of (a) the Collateral Market Value as of the Closing Date multiplied by (b) __%*, to be used for the purposes identified in subsection 2.5A. In addition, from time to time during the period from the Closing Date to but excluding the Maturity Date, each Lender hereby severally agrees to lend to Borrower its Pro Rata Share of additional Loans; provided that (i) after giving effect to the Loans to be made on any proposed Funding Date (other than the Closing Date), the aggregate principal amount of Loans outstanding shall not exceed the product of (a) the Average Collateral Market Value as of such proposed Funding Date multiplied by
(b) __%* and (ii) in no event shall the aggregate amount of Loans made (whether or not such Loans have been prepaid) exceed the aggregate amount of the Commitments. The amount of each Lender's Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate amount of the Commitments is $________*; provided that the Commitments of Lenders shall be adjusted to give effect to any assignments of the Commitments pursuant to subsection 9.1B. Borrower may make only one borrowing under the Commitments during any 30 consecutive-day period. Amounts borrowed under this subsection 2.1A and subsequently repaid or prepaid may not be reborrowed.

                 B. Borrowing Mechanics. Loans made as LIBOR Rate Loans with a particular Interest Period shall be in an aggregate minimum amount of $500,000. Whenever Borrower desires that Lenders make the Loans it shall deliver to Agent a Notice of Borrowing no later than 10:00 A.M. (New York City time) at least three Business Days in advance of the proposed Funding Date. The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business
Day), (ii) the amount of Loans requested and (iii) the requested Interest Period which shall be a one, two or three-month period. Loans may be continued as or converted into LIBOR Rate Loans in the manner provided in subsection 2.2D.

                 Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a LIBOR Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to make a borrowing in accordance therewith.

                 C. Disbursement of Funds. The Loans shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that
--------
* Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

669235.2
no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender be increased or decreased, or any Lender's obligation to make a Loan hereunder affected, as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Agent shall notify each Lender of the proposed borrowing. Each Lender shall make the amount of its Loan available to Agent, in same day funds in Dollars, at the Funding and Payment Office, not later than 12:00 Noon (New York City time) on the Closing Date or other Funding Date, as applicable. Upon satisfaction or waiver of the conditions precedent specified in Section 3, Agent shall make the proceeds of such Loans available to Borrower on the Closing Date or other Funding Date, as applicable, by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Agent from Lenders to be credited to the account of Borrower at the Funding and Payment Office.

                 Unless Agent shall have been notified by any Lender prior to the Funding Date that such Lender does not intend to make available to Agent the amount of such Lender's Loan requested on such Funding Date, Agent may assume that such Lender has made such amount available to Agent on such Funding Date and Agent may, in its sole discretion, but shall not be obligated to, make available to Borrower a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Agent, at the customary rate set by Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Agent's demand therefor, Agent shall promptly notify Borrower and Borrower shall immediately pay such corresponding amount to Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.

                 D.       The Register.

                 (i) Agent shall maintain, at its address referred to in subsection 9.8, a register for the recordation of the names and addresses of Lenders and the Commitment and Loan of each Lender from time to time (the "Register"). The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                 (ii) Agent shall record in the Register the Commitment and the Loan from time to time of each Lender and each repayment or prepayment in respect of the principal amount of the Loan of each Lender. Any such recordation shall be conclusive

669235.2
         and binding on Borrower and each Lender, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitment or Borrower's Obligations in respect of any applicable Loan.

                 (iii) Each Lender shall record on its internal records (including the Note held by such Lender) the amount of the Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on Borrower, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitment or Borrower's Obligations in respect of any applicable Loan; and provided, further that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

                 (iv) Borrower, Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Agent and recorded in the Register as provided in subsection 9.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitment or Loan.

                 E. Notes. Borrower shall execute and deliver to each Lender (or to Agent for that Lender) on the Closing Date a Note substantially in the form of Exhibit III annexed hereto to evidence that Lender's Loan, in the principal amount of that Lender's Loan and with other appropriate insertions.

2.2      Interest on the Loans.

                 A. Rate of Interest. Subject to the provisions of subsections, 2.2E, 2.6 and 2.7, each Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) as follows:

               (i)      if a Base Rate Loan, then at the Base Rate per annum; or


669235.2

                 (ii) if a LIBOR Rate Loan, then at the sum of the Adjusted LIBOR Rate plus __%* per annum.

                 B. Interest Periods. The interest period (each an "Interest Period") to be applicable to each LIBOR Rate Loan shall be a one, two or three-month period; provided that:

                 (i) the initial Interest Period for any LIBOR Rate Loan shall commence on the applicable Funding Date, in the case of a Loan initially made as a LIBOR Rate Loan, or on the date specified in the applicable Notice of Continuation, in the case of a Loan converted to a LIBOR Rate Loan;

                 (ii) in the case of immediately successive Interest Periods applicable to a LIBOR Rate Loan continued as such pursuant to a Notice of Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                 (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                 (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

                 (v) no Interest Period with respect to any portion of the Loans shall extend beyond the Maturity Date; and

                 (vi) there shall be no more than three (3) Interest Periods outstanding at any time.

                 C. Interest Payments. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity).

--------
         * Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

669235.2

                 D. Continuation. Subject to the provisions of subsection 2.6, Borrower shall, upon the expiration of any Interest Period applicable to a LIBOR Rate Loan, continue all or any portion of such Loan as a LIBOR Rate Loan.

                 Borrower shall deliver a Notice of Continuation to Agent no later than 10:00 A.M. (New York City time) at least three Business Days in advance of the proposed contin uation date. A Notice of Continuation shall specify (i) the proposed continuation date (which shall be a Business Day), (ii) the amount and type of the Loan to be continued, (iii) the requested Interest Period, which shall be a one, two or three-month period, and (iv) that no Potential Event of Default or Event of Default has occurred and is continuing. Upon receipt of written notice of any proposed continuation under this subsection 2.2D, Agent shall promptly transmit such notice by telefacsimile to each Lender. Notwithstanding anything to the contrary contained in this subsection 2.2D, but provided that no Potential Event of Default or Event of Default has occurred and is continuing, if Borrower fails to deliver a Notice of Continuation by 10:00 A.M. (New York City time) at least three Business Days in advance of the expiration of any Interest Period, Borrower shall be deemed to have (i) delivered a Notice of Continuation with respect to the applicable LIBOR Rate Loan with a requested Interest Period the same as the expiring Interest Period and (ii) to have represented that no Potential Event of Default or Event of Default has occurred and is continuing.

                 Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Continuation for continuation of a LIBOR Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to effect a conversion or continuation in accordance therewith.

                 E. Default Rate. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); provided that, in the case of LIBOR Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such LIBOR Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or any Lender.

                 F. Computation of Interest. Interest on the Loans shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period

669235.2
during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

2.3      Fees.

                 A. Facility Fees. Borrower agrees to pay to Agent, on the Closing Date, for distribution to each Lender in proportion to that Lender's Pro Rata Share, facility fees in the aggregate amount of $________.*

                 B. Other Fees. Borrower agrees to pay such other fees in the amounts and at the times separately agreed upon between Borrower and Agent or any Lender.

2.4      Repayments and Prepayments; General Provisions Regarding Payments.

                 A. Scheduled Maturity of Loans. The Loans and all other amounts owed hereunder with respect to the Loans shall be paid in full no later than the Maturity Date.

                 B.       Prepayments.

                 (i) Voluntary Prepayments. Borrower may, upon not less than three Business Days' prior written or telephonic notice, given to Agent by 12:00 Noon (New York City time) on the date such notice is required to be given and, if given by telephone, promptly confirmed in writing to Agent (which original written or telephonic notice Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time, without premium or penalty, prepay any Loans on any Business Day in whole or in part in an aggregate minimum amount of $100,000; provided, however, that upon prepayment of a LIBOR Rate Loan on any date other than the expiration of the Interest Period applicable thereto, Borrower shall pay all amounts due pursuant to subsection 2.6.D. Notice of prepayment having been given as afore said, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iii).

                 (ii) Mandatory Prepayments. The Loans shall be prepaid in the amounts and under the circumstances set forth below, all such prepayments to be applied as set forth below or as more specifically provided in subsection 2.4B(iii):

--------
* Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

669235.2

                          (a) Prepayments  Upon Asset Sales.  Concurrently  with
                 the receipt of any proceeds from an Asset Sale, Borrower shall prepay the Loans in an amount equal to the amount by which the aggregate principal amount of outstanding Loans on the applicable date of determination exceeds the product of (y) the Average Collateral Market Value as of the applicable date of determination multiplied by (z) __%*.

                          (b) Prepayments Due to Borrowing Base Limitations.  If
                 at any time the aggregate principal amount of the outstanding Loans exceeds the product of (1) the then applicable Collateral Market Value multiplied by (2) __%,* then within two next Business Days, Borrower shall prepay the Loans in an amount equal to the amount by which the aggregate principal amount of the outstanding Loans on the applicable date of determination exceeds the product of (y) the Collateral Market Value on the applicable date of determination multiplied by (z) __%.*

         (iii) Application of Prepayments.

                 Any prepayment of the Loans shall be applied first to Base Rate Loans to the full extent thereof before application to LIBOR Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrower pursuant to subsection 2.6D.

                 C.       General Provisions Regarding Payments.

                 (i) Manner and Time of Payment. All payments by Borrower of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Agent not later than 12:00 Noon (New York City time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Agent after that time on such due date shall be deemed to have been paid by Borrower on the next succeeding Business Day. Borrower hereby authorizes Agent to charge its accounts with Agent in order to cause timely payment to be made to Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

                 (ii) Application of Payments to Principal and Interest. All payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to principal.
--------
                 * Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

669235.2

                 (iii) Apportionment of Payments. Aggregate principal and interest payments shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Agent. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any LIBOR Rate Loans, Agent shall give effect thereto in apportioning payments received thereafter.

                 (iv) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.

                 (v) Notation of Payment. Each Lender agrees that before disposing of the Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of the Loan evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of the Loan made under such Note shall not limit or otherwise affect the obligations of Borrower hereunder or under such Note with respect to such Loan or any payments of principal or interest on such Note.

2.5      Use of Proceeds.

                 A. Loans. The proceeds of the Loans shall be applied by Borrower to make a dividend or other distributions or payments to Apollo.

                 B. Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by Borrower or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6      Special Provisions Governing LIBOR Rate Loans.

                 Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to LIBOR Rate Loans as to the matters covered:


669235.2

                 A. Determination of Applicable Interest Rate. As soon as practicable after 10:00 A.M. (New York City time) on each Interest Rate
Determination Date, Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower and each Lender.

                 B.  Inability to Determine  Applicable  Interest  Rate.  In the
event that Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBOR Rate Loans, that by reason of circumstances affecting the interbank LIBOR market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted LIBOR Rate, Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, LIBOR Rate Loans until such time as Agent notifies Borrower and Lenders that the circumstances giving rise to such notice no longer exist and (ii) with respect to any Notice of Borrowing or Notice of Continuation given by Borrower in connection with the Loans in respect of which such determination was made, Borrower shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Agent of such rescission on the date on which Agent gives notice of such determination as described above; provided that if no such notice of rescission is given by Borrower, such Notice of Borrowing or Notice of Continuation, shall be deemed to be a request to borrow, or to convert LIBOR Rate Loans to, Base Rate Loans.

                 C. Illegality or Impracticability of LIBOR Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Borrower and Agent) that the making, maintaining or continuation of its LIBOR Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank LIBOR market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "Affected Lender" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and Agent of such determination (which notice Agent shall promptly transmit to each other Lender). Thereafter
(a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, LIBOR Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a LIBOR Rate Loan then being requested by Borrower pursuant to a Notice of Borrowing or a Notice of Continuation, the Affected Lender

669235.2
shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding LIBOR Rate Loans (the "Affected Loans") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a LIBOR Rate Loan then being requested by Borrower pursuant to a Notice of Borrowing or a Notice of Continuation, Borrower shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, LIBOR Rate Loans in accordance with the terms of this Agreement.

                 D. Compensation For Breakage or Non-Commencement of Interest Periods. Borrower shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its LIBOR Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any LIBOR Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any LIBOR Rate Loan does not occur on a date specified therefor in a Notice of Continuation or a telephonic request for continuation,
(ii) if any prepayment (including any prepayment pursuant to subsection 2.4B(i)) or other principal payment or any conversion of any of its LIBOR Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its LIBOR Rate Loans is not made on any date specified in a notice of prepayment given by Borrower, or (iv) as a consequence of any other default by Borrower in the repayment of its LIBOR Rate Loans when required by the terms of this Agreement.

                 E. Booking of LIBOR Rate Loans.  Any Lender may make,  carry or transfer LIBOR Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender; provided that each Lender agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different lending office if it would reduce or eliminate any additional amounts payable by Borrower pursuant to subsections 2.6B, 2.6C or 2.6D.

                 F. Assumptions Concerning Funding of LIBOR Rate Loans. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant LIBOR Rate Loans

669235.2
through the purchase of a LIBOR deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted LIBOR Rate in an amount equal to the amount of such LIBOR Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its LIBOR Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

                 G. LIBOR Rate Loans After Default. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default,
(i) Borrower may not elect to have a Loan be made or maintained as a LIBOR Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Continuation given by Borrower with respect to a requested borrowing or continuation that has not yet occurred shall be deemed to be rescinded by Borrower and upon expiration of any Interest Period during the continuation of a Potential Event of Default or an Event of Default, the applicable LIBOR Rate Loans shall be automatically converted to Base Rate Loans.

2.7      Increased Costs; Taxes; Capital Adequacy.

                 A. Compensation for Increased Costs and Taxes. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmen tal rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

                 (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

                 (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender

669235.2

         (other than any such reserve or other requirements with respect to LIBOR Rate Loans that are reflected in the definition of Adjusted LIBOR
         Rate); or

                 (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the interbank LIBOR market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining its Loan hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Borrower (with a copy to Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error. In the event that any Lender receives a refund of any taxes in respect of which such Lender received payment from Borrower under this subsection 2.7A, such Lender shall apply the refund to reimburse Borrower in an aggregate amount not to exceed the aggregate amount paid by Borrower pursuant to this subsection 2.7A in respect of such refunded taxes.

                 B.       Withholding of Taxes.

                 (i) Payments to Be Free and Clear. All sums payable by Borrower under this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Borrower or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

                 (ii)     Evidence of Exemption From U.S. Withholding Tax.

                          (a) Each  Lender that is  organized  under the laws of
                 any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(ii), a "Non-US Lender") shall deliver to Agent for transmission to Borrower, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the

669235.2
                 determination of Borrower or Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (2) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (1) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

                          (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(ii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Agent for transmission to Borrower two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) notify Agent and Borrower of its inability to deliver any such forms, certificates or other evidence.

                 C. Capital Adequacy Adjustment. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate

669235.2
of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loan or Commitment or other obligations hereunder to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Borrower from such Lender of the statement referred to in the next sentence, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Borrower (with a copy to Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.


Section 3.       CONDITIONS TO LOANS

                 The obligations of Lenders to make Loans hereunder are subject to the satisfaction of the following conditions:

3.1      Conditions to Initial Loans.

         The obligations of Lenders to make the initial Loans are, in addition to the conditions specified in subsection 3.2, subject to the prior or concurrent satisfaction of the following conditions:

                 A. Borrower Documents. On or before the Closing Date, Borrower shall deliver or cause to be delivered to Lenders (or to Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Closing
Date:

                 (i) (a) a copy of its Articles of Incorporation, certified by the Secretary of State (or similar official) of its jurisdiction of incorporation, dated a recent date prior to the Closing Date and (b) a good standing certificate or certificate of existence from the Secretary of State or similar official from the jurisdiction of its incorporation and each other jurisdiction in which it is qualified to do business;

                 (ii) Copies of its Bylaws, certified as of the Closing Date by its corporate secretary or an assistant secretary;

                 (iii) Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;


669235.2

                 (iv) Signature and incumbency certificate of the Persons executing on behalf of Borrower any Loan Documents to which Borrower is a party;

                 (v) Executed originals of this Agreement, the Notes (duly executed in accordance with subsection 2.1E, drawn to the order of each Lender and with appropriate insertions) and the other Loan Documents; and

                 (vi) Such other documents as Agent may reasonably request.

                 B.       Legal Opinions.

                 (i) Opinions of Borrower's Counsel. Agent and Lenders and their respective counsel shall have received (a) originally executed copies of one or more favorable written opinions of Battle Fowler LLP, counsel for Borrower, in form and substance reasonably satisfactory to Agent and its counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibit IV annexed hereto and as to such other matters as Agent acting on behalf of Lenders may reasonably request and (b) evidence satisfactory to Agent that Borrower has requested such counsel to deliver such opinions to Agent and Lenders.

                 (ii) Opinions of Agent's Counsel. Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers LLP, counsel to Agent, dated as of the Closing Date, substantially in the form of Exhibit V annexed hereto and as to such other matters as Agent acting on behalf of Lenders may reasonably request.

                 C. Fees. Borrower shall have paid to Agent, for distribution (as appropriate) to Agent and Lenders, the fees payable on the Closing Date referred to in subsection 2.3.

                 D. Security Interests in Collateral. Agent shall have received evidence satisfactory to it that Borrower shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments that may be necessary or, in the opinion of Agent, desirable in order to create in favor of Agent, for the benefit of Lenders, a valid and perfected first priority security interest in the entire Collateral. Such actions shall include the following:

                 (i) Delivery to Agent of accurate and complete schedules to all of the applicable Collateral Documents.

                 (ii) Delivery to Agent of certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Agent) representing all capital stock pledged pursuant to Pledge Agreement; and


669235.2

                 (iii) Delivery to Agent of UCC financing statements duly executed by Borrower with respect to all Collateral of Borrower for filing in all jurisdictions as may be necessary or, in the opinion of Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents.

                 E. Consents; Related Agreements. Borrower shall have obtained all Governmental Authorizations and all consents of other Persons that are necessary or that Agent may request in connection with the transactions contemplated by the Loan Documents, all in form and substance satisfactory to the Agent. In addition, Borrower shall have entered into amendments of, or supplements to, each Related Agreement to the extent necessary or that Agent may request in connection with the transactions contemplated by the Loan Documents, all in form and substance satisfactory to the Agent. Without limiting the generality of the foregoing:

                 (i)      *

                 (ii)     *

                 (iii)    *

                 (iv)     *

                 (v)      *

                 F. Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.

3.2      Conditions to All Loans.

                 The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

                 A. Notice of Borrowing. Agent shall have received before the Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing signed by the chief executive officer, the chief financial officer or the treasurer of Borrower. -------- * Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

669235.2

                 B. Loan to Value Ratio. After giving effect to the proposed Loan to be made on the Funding Date (other than the Closing Date), (i) the aggregate principal amount of outstanding Loans on such Funding Date shall not exceed the product of (a) the Average Collateral Market Value as of such Funding Date multiplied by (b) __%* and (ii) the aggregate principal amount of the Loans made under this Agreement (without giving effect to any prepayments thereof) shall not exceed the aggregate amount of the Commitments.

                 C.       Certain Other Conditions.  As of that Funding Date:

                 (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of the Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date.

                 (ii) No event shall have occurred and be continuing as of the Funding Date, or would result from the consummation of the borrowing of the Loans thereon, that would constitute an Event of Default or a Potential Event of Default.

                 (iii) Borrower shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Funding Date.

                 (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loan to be made by it on the Funding Date.

                 (v) The making of the Loans requested on the Funding Date and the pledge of the Koger Common Stock pursuant to the Pledge Agreement shall not violate any law, including Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

                 (vi) There shall not be pending or, to the knowledge of Borrower, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Borrower or any of its Subsidiaries or any property of Borrower or any of its Subsidiaries that has not been disclosed by Borrower in writing pursuant to subsection 4.6 prior to the execution of this Agreement, and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental
--------
* Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

669235.2
         investigation or arbitration so disclosed, that, in either event, in the opinion of Agent or of Requisite Lenders, would be expected to have a Material Adverse Effect.


Section 4.       BORROWER'S REPRESENTATIONS AND WARRANTIES

                 In order to induce Lenders to enter into this Agreement and to make the Loans hereunder, Borrower represents and warrants to each Lender, on the date of this Agreement and on the Closing Date, that the following statements are true, correct and complete:

4.1  Organization,   Powers,   Qualification,   Good   Standing,   Business  and
     Subsidiaries.

                 A. Organization and Powers. Borrower is a corporation duly formed, validly existing and in good standing under the laws of the State of Maryland. Borrower has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents and to carry out the transactions contemplated thereby.

                 B. Qualification and Good Standing. Borrower is qualified to do business and in good standing in every jurisdiction necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing will not have a Material Adverse Effect.

                 C. Conduct of Business. Borrower is engaged only in the businesses permitted to be engaged in pursuant to subsection 6.8.

                 D. Subsidiaries. Borrower does not have, and has never had, any Subsidiaries.

4.2      Authorization of Borrowing, etc.

                 A. Authorization of Borrowing. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action on the part of Borrower.

                 B. No Conflict. The execution, delivery and performance by Borrower of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate (A) any provision of any law or any governmental rule or regulation applicable to Borrower, (B) any charter document of Borrower or (C) any order, judgment or decree of any court or other agency of government binding on Borrower, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of Borrower, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrower (other than any Liens created pursuant to the Collateral Documents) or (iv) require any approval of

669235.2
stockholders or any approval or consent of any Person under any material contract of Borrower, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

                 C. Governmental Consents. The execution, delivery and performance by Borrower of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

                 D. Binding Obligation. Each of the Loan Documents has been duly executed and delivered by Borrower and is the legally valid and binding obligation of Borrower, enforceable against Borrower in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

4.3      Financial Condition.

                 Borrower has heretofore delivered to Agent at Agents' request, the following financial statements and information: (i) * and (ii) the unaudited balance sheet of Borrower as at February 20, 1997. All such statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position of the entities described in such financial statements as at the respective dates thereof, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Borrower does not (and will not following the funding of the initial Loans) have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets or condition (financial or otherwise) of Borrower.

4.4      No Material Adverse Change; No Restricted Junior Payments.

                 Since February 20, 1997, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Borrower has not directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 6.5.

--------
* Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

669235.2

4.5      Title to Properties; Liens.

                 Borrower has good title to all of the Koger Common Stock set forth on Schedule I to the Pledge Agreement. All such Koger Common Stock is free and clear of Liens, except for Liens created pursuant to the Collateral Documents.

4.6      Litigation; Adverse Facts.

                 There are no actions, suits, proceedings, arbitrations or governmental investiga tions (whether or not purportedly on behalf of Borrower) at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including any Environmental Claims) that are pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any property of Borrower and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Borrower (i) is not in violation of any applicable laws that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) is not subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

4.7 Payment of Taxes; Classification for Tax Purposes. Except to the extent permitted by subsection 5.3, all tax returns and reports of Borrower required to be filed by it have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Borrower and upon its properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Borrower knows of no proposed tax assessment against Borrower which is not being actively contested by Borrower in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

4.8 Performance of Agreements; Materially Adverse Agreements; Material Contracts and Related Agreements.

                 A. Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its material contracts, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

                 B. Borrower is not a party to or otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

669235.2

                 C. Schedule 4.8 contains a true, correct and complete list of all the material contracts in effect on the Closing Date. Except as described on
Schedule 4.8, all such material contracts are in full force and effect and no material defaults currently exist thereunder.

                 D. None of Borrower, Koger or any other Person party to a Related Agreement is in default in any material respect in the performance, observance or fulfillment of any of the their respective obligations, covenants or conditions contained in any Related Agreement.

4.9      Governmental Regulation.

                 Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

4.10     Securities Activities.

                 Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

4.11     Employee Benefit Plans.

                 Borrower and each of its ERISA Affiliates are in material compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed in all material respects all their obligations under each Employee Benefit Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code is so qualified.

4.12     Certain Fees.

                 No broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby.

4.13     Employee Matters.

                 Borrower has no, and has never had any, employees.

4.14     Solvency.

                 Borrower is and, upon the incurrence of any Obligations by Borrower on any date on which this representation is made, will be, Solvent.

669235.2

4.15     Koger Common Stock.

                 Borrower beneficially and legally owns 4,713,598 shares of Koger Common Stock. None of Borrower's Affiliates owns, legally or beneficially, any Koger Common Stock or any right to receive, subscribe for or otherwise acquire any shares of Koger Common Stock.

4.16     Disclosure.

                 No representation or warranty of Borrower contained in any Loan Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of Borrower for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Borrower, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Borrower (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.


Section 5.       BORROWER'S AFFIRMATIVE COVENANTS

                 Borrower covenants and agrees that, so long as the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations, unless Requisite Lenders shall otherwise give prior written consent, Borrower shall perform, all covenants in this Section 5.

5.1      Financial Statements and Other Reports.

                 Borrower will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Borrower will deliver to Agent and Lenders:

                 (i) Quarterly Financials: as soon as available and in any event within 60 days after the end of each Fiscal Quarter, (a) the balance sheet of Borrower* as at the end of such Fiscal Quarter and the related statements of income and cash flows of Borrower* for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in
--------
         * Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

669235.2
         comparative form (to the extent available) the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer of Borrower that they fairly present, in all material respects, the financial condition of Borrower* as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) a narrative report describing the operations of Borrower in the form prepared for presentation to Apollo's investors for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter;

                 (ii) Year-End Financials: as soon as available and in any event within 120 days after the end of each Fiscal Year, (a) the balance sheet of Borrower* as at the end of such Fiscal Year and the related statements of income and cash flows of Borrower* for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer of Borrower that they fairly present, in all material respects, the finan cial condition of Borrower* as at the dates indicated and the results of its operations and its (or their) cash flows for the periods indicated, (b) a narrative report describing the operations of Borrower* and (c) *;

                 (iii) Officers' Certificate: together with each delivery of financial statements of Borrower pursuant to subdivisions (i) and (ii) above, an Officers' Certificate of Borrower stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Borrower during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Borrower has taken, is taking and proposes to take with respect thereto;

                 (iv) Reconciliation Statements: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 4.3, the financial statements of Borrower delivered pursuant to subdivisions (i) or (ii) of this subsection 5.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then together with the first delivery of financial statements pursuant to subdivision (i) or
         (ii) of this subsection 5.1 following such change, financial statements
--------
         * Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

669235.2
         of Borrower for (y) the current Fiscal Year to the effective date of such change and (z) the Fiscal Year immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods;

                 (v) Accountants' Reports: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to Borrower by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Borrower made by such accountants, includ ing any comment letter submitted by such accountants to management in connection with their annual audit;

                 (vi) Press Releases: promptly upon their becoming available, copies of all press releases and other statements made available generally by Borrower to the public concerning material developments in the business of Borrower;

                 (vii) Events of Default, etc.: promptly upon any officer of Borrower obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 7.2, (c) of any condition or event that would be required to be disclosed in a current report filed by Borrower with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof) if Borrower were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Borrower has taken, is taking and proposes to take with respect thereto;

                 (viii) Litigation or Other Proceedings: promptly upon any officer of Borrower obtaining knowledge of (X) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Borrower or any property of Borrower (collectively, "Proceedings") not previously disclosed in writing by Borrower to Lenders or (Y) any material development in any Proceeding that, in any case:

                           (1)  if  adversely   determined,   has  a  reasonable
                 possibility of giving rise to a Material Adverse Effect; or


669235.2

                          (2)  seeks  to  enjoin  or   otherwise   prevent   the
                 consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

         written notice thereof together with such other information as may be reasonably available to Borrower to enable Lenders and their counsel to evaluate such matters;

                 (ix) ERISA Events: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Borrower or any of its ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

                 (x) ERISA Notices: with reasonable promptness, copies of (a) all notices received by Borrower or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event and (b) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Agent shall reasonably request;

                 (xi) Material Contracts: promptly, and in any event within ten Business Days after any material contract of Borrower is terminated or amended in a manner that is materially adverse to Borrower or any new material contract is entered into, a written statement describing such event with copies of such material amendments or new contracts, and an explanation of any actions being taken with respect thereto;

                 (xii) Koger Documents: promptly upon receipt, copies of all financial statements, reports, notices, proxy statements, documents and other information provided by Koger pursuant to the Stock Purchase Agreement or sent or made available generally by Koger to its security holders; and

                 (xiii) Other Information: with reasonable promptness, such other information and data with respect to Borrower as from time to time may be reasonably requested by any Lender.

5.2      Existence; Separateness.

                 A. Except as permitted under subsection 6.6, Borrower will at all times preserve and keep in full force and effect its existence as a corporation and all rights and franchises material to its business; provided, however that Borrower shall not be required to preserve any such right or franchise if the Board of Directors of Borrower shall determine that the preservation thereof is no longer desirable in the conduct of the business of Borrower and that the loss thereof is not disadvantageous in any material respect to Borrower or Lenders.


669235.2

                 B. Financial Matters. Borrower shall (i) maintain financial statements, accounting records (including, without limitation, records regarding payables and receivables) and other corporate records and other documents separate from each other and any other Person; (ii) maintain its own bank accounts in its own name, separate from each other and any other Person; (iii) pay its own expenses and other liabilities from its own assets and incur (or endeavor to incur) obligations to other Persons based solely upon its own assets and creditworthiness and not upon the creditworthiness of each other or any other Person; and (iv) maintain records of all intercompany transactions among its Affiliates, compensate for the same on an arm's-length basis and making regular, periodic payments on account of such intercompany obligations; and (v) file its own tax returns or, if part of a consolidated group, join in the consolidated tax return of such group as a separate member thereof.

                 C. Independent Business. Borrower shall manage its business independently from the business of any other Person and in accordance with the best interest of Borrower. Borrower shall conduct the administrative activities of the Borrower separately from the administrative activities of any other Person. Any moneys earned by Borrower on their assets or proceeds of the sale of any of their assets shall be deposited in bank accounts separate from any of the assets of any other Person, and no assets of the Borrower shall become commingled with assets of such other Persons.

                 D. Business Dealings. Borrower shall hold itself out, and shall continue to hold itself out, to the public and to its creditors as a legal entity, separate and distinct from all other entities, and shall continue to take all steps reasonably necessary to avoid (i) misleading any other Person as to the identity of the entity with which such Person is transacting business or
(ii) implying that Borrower is, directly or indirectly, absolutely or contingently, responsible (if such is not the case) for the Indebtedness or other obligations of any other Person. Borrower shall not imply that any Person is directly or indirectly, absolutely or contingently, responsible (if such is not the case) for the Indebtedness or other obligations of Borrower.

5.3      Payment of Taxes and Claims; Classification for Tax Purposes.

                 A. Borrower will pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such tax, assessment or other charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

                 B. Borrower has and will take all actions required to qualify to be taxed as a real estate investment trust under Subchapter M of the Internal Revenue Code.

669235.2

5.4      Inspection.

                 Borrower shall permit any authorized representatives designated by Agent to visit and inspect any of the properties of Borrower to inspect, copy and take extracts from its financial and accounting records, and to discuss its affairs, finances and accounts with its officers and independent public accountants (provided that Borrower may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested; provided that, unless an Event of Default has occurred and is continuing, such inspections shall not occur more frequently than once each calendar quarter.

5.5      Compliance with Laws, etc.

                 Borrower shall comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including all Environmental Laws), noncompliance with which could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.

5.6      Further Assurances.

                 At any time or from time to time upon the request of Agent, Borrower shall execute and deliver such further documents (including without limitation such financing statements, continuation statements or amendments thereto and such other documents and certificates as may be necessary or desirable or as Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted under any of the Collateral Documents) and do such other acts and things as Agent may reasonably request in order to effect fully the purposes of this Agreement and the other Loan Documents and to provide for payment of the Obligations in accordance with the terms of the Agreement and the other Loan Documents.


Section 6.       BORROWER'S NEGATIVE COVENANTS

                 Borrower covenants and agrees that, so long as the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations, unless Requisite Lenders shall otherwise give prior written consent, Borrower shall perform all covenants in this Section 6.

6.1      Indebtedness.

                 Borrower shall not, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:


669235.2

                  (i) Borrower may become and remain liable with respect to the Obligations; and

                 (ii) Borrower may become and remain liable with respect to Indebtedness owed to Apollo; provided that all such Indebtedness shall be subordinated to the Obligations pursuant to a subordination agreement satisfactory in form and substance to Agent in its sole discretion.

6.2      Liens and Related Matters.

                 A. Prohibition on Liens. Borrower shall not directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Borrower whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

                 (i)      Permitted Encumbrances;

                 (ii) Liens pursuant to the Collateral Documents to secure the Obligations.

                 B. Equitable Lien in Favor of Lenders. If Borrower shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 6.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 6.2A.

                C. No Further Negative Pledges. Borrower shall not enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

6.3      Investments.

                 Borrower shall not, directly or indirectly, make or own any Investment in any Person, including any joint venture, except:

                (i) Borrower may make and own  Investments in Cash  Equivalents;
and


669235.2

                 (ii) Borrower may make and own the Investments in Koger Common Stock and rights to acquire Koger Common Stock; provided that Borrower shall pledge all such Koger Common Stock and rights to acquire Koger Common Stock in favor of Agent pursuant to the Pledge Agreement.

6.4      Contingent Obligations.

                 Borrower shall not, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation.

6.5      Restricted Junior Payments.

                 Borrower shall not directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment except for (i) dividends or other distributions to Apollo and (ii) payments of principal and interest on Indebtedness owed to Apollo; provided that, upon the occurrence and during the continuance of an Event of Default or Potential Event of Default, the Borrower shall not make any dividend or other distribution to Apollo or make any payments, whether for principal, interest or otherwise, in respect of subordinated Indebtedness.

6.6      Restriction on Fundamental Changes; Asset Sales and Acquisitions.

                 Borrower shall not, alter the corporate, capital or legal structure of Borrower, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, or create any Subsidiary except that Borrower may make Asset Sales; provided that (i) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; (ii) the sole consideration received shall be cash; (iii) concurrently with such Asset Sale, Borrower shall make all prepayments required pursuant to subsection 2.4B(ii)(a) and (iv) no Event of Default or Potential Event of Default shall have occurred and be continuing; provided further, that Borrower may make Restricted Junior Payments in accordance with the provisions of subsection 6.5.

6.7      Transactions with Shareholders and Affiliates.

                 Borrower shall not, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Borrower or with any Affiliate of Borrower or of any such holder, on terms that are less favorable to Borrower, than those that might be obtained at the time from Persons who are not such a

669235.2
holder or Affiliate; provided, that Borrower may make Restricted Junior Payments in accordance with the provisions of subsection 6.5.

6.8      Conduct of Business; Incurrence of Liabilities.

                 From and after the Closing Date, Borrower shall not engage in any business other than ownership of the Koger Common Stock and actions directly related thereto.

6.9      Amendment of Certain Related Agreements.

                 Borrower shall not amend, restate, supplement or otherwise modify any Related Agreement to which it is a party, or waive any term or provision thereof, without, in each case, the prior written consent of Agent.

6.10     Fiscal Year

                 Borrower shall not change its Fiscal Year-end from December 31.


Section 7.       EVENTS OF DEFAULT

                 If any of the following conditions or events ("Events of Default") shall occur:

7.1      Failure to Make Payments When Due.

                 Failure by Borrower to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or failure by Borrower to pay any interest on any Loan within one Business Day after the date due or to pay any fee or any other amount due under this Agreement within five Business Days after the date due; or

7.2      Default in Other Obligations.

                 Failure of Borrower to pay when due any obligations (other than amounts referred to in subsection 7.1) in an individual amount of $250,000 or more or with an aggregate amount of $500,000 or more, in each case beyond the end of any grace period provided therefor; or

7.3      Breach of Certain Covenants.

                 Failure of Borrower to perform or comply with any term or condition contained in subsection 2.5 or 5.2 or Section 6 of this Agreement; or


669235.2

7.4      Breach of Warranty.

                 Any representation, warranty, certification or other statement made by Borrower in any Loan Document or in any statement or certificate at any time given by Borrower in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

7.5      Other Defaults Under Loan Documents.

                 Borrower shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 7, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an officer of Borrower becoming aware of such default or (ii) receipt by Borrower of notice from Agent or any Lender of such default; or

7.6      Involuntary Bankruptcy; Appointment of Receiver, etc.

                 (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Borrower in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Borrower under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Borrower for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Borrower, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

7.7      Voluntary Bankruptcy; Appointment of Receiver, etc.

                 (i) Borrower shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Borrower shall make any assignment for the benefit of creditors; or
(ii) Borrower shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Borrower (or any committee thereof) shall

669235.2
adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

7.8      Judgments and Attachments.

                 Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $250,000 or
(ii) in the aggregate at any time an amount in excess of $500,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Borrower or any of its assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

7.9      Dissolution.

                 Any order, judgment or decree shall be entered against Borrower decreeing the dissolution or split up of Borrower and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

7.10     Employee Benefit Plans.

                 There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Borrower or any of its ERISA Affiliates in excess of $1,000,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $2,000,000; or

7.11     Failure to Qualify as a REIT.

                 Koger ceases to qualify and be taxed as a real estate investment trust under Subchapter M of the Internal Revenue Code; or

7.12     Failure of Security; Repudiation of Obligations.

                 At any time after the execution and delivery thereof, any Collateral Document shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of such Collateral Document in accordance with the terms hereof or thereof) or shall be declared null and void, or Agent shall not have or shall cease to have a valid and perfected first priority Lien in any Collateral purported to be covered thereby, in each case for any reason other than the failure of Agent or any Lender to take any action within its control, or (ii) Borrower shall contest the validity or enforceability of any Loan

669235.2

Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party; or

7.13     Amendment of Certain Related Agreements.

                 Any Related Agreement to which Borrower is not a party shall be amended in any manner that is adverse to Agent or any Lender; or

7.14     Listing on National Securities Exchange.

                 The Koger Common Stock shall not be listed on a national securities exchange.

THEN (i) upon the occurrence of any Event of Default described in subsection 7.6 or 7.7, each of (a) the unpaid principal amount of and accrued interest on the Loans and (b) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrower, and the obligation of each Lender to make any Loan shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Borrower, declare all or any portion of the amounts described in clauses (a) and (b) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan shall thereupon terminate.

                 Notwithstanding anything contained in the preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to clause (ii) of such paragraph Borrower shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 9.6, then Requisite Lenders, by written notice to Borrower, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended, directly or indirectly, to benefit Borrower, and such provisions shall not at any time be construed so as to grant Borrower the right to require Lenders to rescind or annul any acceleration hereunder or to preclude Agent or Lenders from exercising any of the rights or remedies available to them under any of the Loan Documents, even if the conditions set forth in this paragraph are met.



669235.2

Section 8.       AGENT

8.1      Appointment.

                 Bankers is hereby appointed Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 8 are solely for the benefit of Agent and, except as provided in subsection 8.5, Lenders and Borrower shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrower.

8.2      Powers and Duties; General Immunity.

                 A. Powers; Duties Specified. Each Lender irrevocably authorizes Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so con strued as to impose upon Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

                 B. No Responsibility for Certain Matters. Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Agent to Lenders or by or on behalf of Borrower to Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Borrower or any other Person liable for the payment of any Obligations, nor shall Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary not withstanding, Agent shall not have any liability arising from confirmations of the amount of outstanding Loans.

669235.2

                 C. Exculpatory Provisions. Neither Agent nor any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by Agent under or in connection with any of the Loan Documents except to the extent caused by Agent's gross negligence or willful misconduct. Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 9.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) Agent shall be entitled to rely, and shall be fully protected in relying, upon any communica tion, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Borrower), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 9.6).

                 D. Agent Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity. Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Borrower or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

8.3 Representations and Warranties; No Responsibility For Appraisal of Credit worthiness.

                 Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Borrower in connection with the making of the Loans hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Borrower. Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto,

669235.2
whether coming into its possession before the making of the Loans or at any time or times thereafter, and Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

8.4      Right to Indemnity.

                 Each Lender,  in  proportion  to its Pro Rata Share,  severally agrees to indemnify Agent, to the extent that Agent shall not have been reimbursed by Borrower, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

8.5      Successor Agent.

                 Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Borrower, and Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Borrower and Agent and signed by Requisite Lenders; provided that, Agent hereby agrees that, unless an Event of Default has occurred and is continuing, Agent will not resign unless Agent determines that a conflict of interest exists. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Borrower, to appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

8.6      Collateral Documents and Guaranties.

                 Each Lender hereby further authorizes Agent, on behalf of and for the benefit of Lenders, to enter into each Collateral Document as secured party, and each Lender agrees to be bound by the terms of each Collateral Document; provided that Agent shall not (i) enter into or consent to any material amendment, modification, termination or waiver of any

669235.2
provision contained in any Collateral Document or (ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Requisite Lenders (or, if required pursuant to subsection 9.6, all Lenders); provided further, however, that, without further written consent or authorization from Lenders, Agent may execute any documents or instruments necessary to release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders have otherwise consented. Anything contained in any of the Loan Documents to the contrary notwithstanding, Borrower, Agent and each Lender hereby agree that (X) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document, it being understood and agreed that all powers, rights and remedies under the Collateral Documents may be exercised solely by Agent for the benefit of Lenders in accordance with the terms thereof, and (Y) in the event of a foreclosure by Agent on any of the Collateral pursuant to a public or private sale, Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Agent at such sale.


Section 9.       MISCELLANEOUS

9.1      Assignments and Participations in Loans.

                 A. General. Subject to subsection 9.1B, each Lender shall have the right at any time to sell, assign or transfer to any Eligible Assignee, or (with the prior written consent of Agent) grant participations in, all or any part of its Commitment or the Loans made by it or any other interest herein or in any other Obligations owed to it; provided that no such sale, assignment, transfer or participation shall, without the consent of Borrower, require Borrower to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; and provided, further that no such sale, assignment or transfer described in clause (i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by Agent and recorded in the Register as provided in subsection 9.1B(ii). Except as otherwise provided in this subsection 9.1, no Lender shall, as between Borrower and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of all or any part of its Commitment or the Loan or other Obligations owed to such Lender.


669235.2

                 B.       Assignments.

                 (i) Amounts and Terms of Assignments. Each Commitment, Loan or other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate of the assigning Lender or another Lender, with the giving of notice to Borrower and Agent or (b) be assigned in an aggregate amount of not less than $________* (or such lesser amount as shall constitute the aggregate amount of the Commitment, Loan and other Obligations of the assigning Lender) to any other Eligible Assignee with the giving of notice to Borrower and with the consent of Agent. To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitment, Loan or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with a processing and recordation fee of $3,500 and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Agent pursuant to subsection 2.7B(iii)(a). Upon such execution, delivery, acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 9.9B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of the Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its Note, to Agent for cancellation, and thereupon new Notes shall be issued to the assignee and/or to the assigning Lender, substantially in the form of Exhibit III annexed hereto with appropriate insertions, to reflect the outstanding Loans of the assignee and/or the assigning Lender.

                 (ii) Acceptance by Agent; Recordation in Register. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 9.1B(i) and any forms, certificates or other evidence with respect to
--------
         * Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

669235.2

         United States federal income tax withholding matters that such assignee may be required to deliver to Agent pursuant to subsection 2.7B(iii)(a), Agent shall, if Agent has consented to the assignment evidenced thereby (to the extent such consent is required pursuant to subsection 9.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Borrower. Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 9.1B(ii).

                 C. Assignments to Federal Reserve Banks. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 9.1, any Lender may assign and pledge all or any portion of its Loan, the other Obligations owed to such Lender, and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that (i) no Lender shall, as between Borrower and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

                 D. Information. Each Lender may furnish any information concerning Borrower in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 9.19.

                 E. Representations of Lenders. Each Lender listed on the signature pages hereof hereby represents and warrants (i) that it is an Eligible Assignee described in clause (A) of the definition thereof; (ii) that it has experience and expertise in the making of loans such as the Loans; and (iii) that it will make its Loan for its own account in the ordinary course of its business and without a view to distribution of such Loan within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 9.1, the disposition of such Loan or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the representations and warranties of such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

9.2      Expenses.

                 Borrower agrees to pay promptly (i) all the actual and reasonable costs and expenses incurred by Agent in connection with the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto (other than any consents, amendments, waivers or modifications requested solely by Lenders); (ii) all the costs of furnishing all opinions by counsel for Borrower (including any opinions

669235.2
requested by Lenders as to any legal matters arising hereunder) and of Borrower's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents; (iii) the reasonable fees, expenses and disbursements of counsel to Agent (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Docu ments and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Borrower; and (iv) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Agent and Lenders in enforcing any Obligations of or in collecting any payments due from Borrower hereunder or under the other Loan Documents by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

9.3      Indemnity.

                 In addition to the payment of expenses pursuant to subsection 9.2, whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless Agent and Lenders, and the officers, directors, employees, agents and affiliates of Agent and Lenders (collectively called the "Indemnitees"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that Borrower shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

                 As used herein, "Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral) and (ii) the statements contained in the commitment letter delivered by any Lender to Borrower with respect thereto.


669235.2

                 To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 9.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

9.4      Confidentiality.

                 The Agent and each Lender shall hold all non-public information obtained pursuant to this Agreement, any other Loan Document or otherwise in connection herewith or therewith which has been identified as confidential by Borrower in accordance with the Agent's and such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by Borrower that in any event the Agent and a Lender may make disclosures to Affiliates of the Agent or such Lender who are, or are expected to become, engaged in evaluating, approving, structuring or administering the Loans or disclosures reasonably required by any bona fide prospective assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of its Loans or any participations therein or disclosures required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, the Agent and each Lender shall notify Borrower of any request by any governmental agency or repre sentative thereof (other than any such request in connection with any examination of the financial condition of the Agent or such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that in no event shall the Agent or any Lender be obligated or required to return any materials furnished by Borrower or any of its Affiliates.

9.5      Ratable Sharing.

                 Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "Aggregate Amounts Due" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall

669235.2
be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such partici pations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

9.6      Amendments and Waivers.

                 No  amendment,  modification,  termination  or  waiver  of  any provision of this Agreement or of the Notes, and no consent to any departure by Borrower therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that any such amendment, modification, termination, waiver or consent which: increases the amount of any of the Commitments or reduces the principal amount of any of the Loans; changes in any manner the definition of "Pro Rata Share" or the definition of "Requisite Lenders"; changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders; postpones the scheduled final maturity date of any of the Loans; postpones the date on which any interest or any fees are payable; decreases the interest rate borne by any of the Loans (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or the amount of any fees payable hereunder; increases the maximum duration of Interest Periods permitted hereunder; or changes in any manner the provisions contained in subsection 7.1 or this subsection 9.6 shall be effective only if evidenced by a writing signed by or on behalf of all Lenders. In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in
Section 3 shall be effective only if evidenced by a writing signed by or on behalf of Agent and Requisite Lenders, (ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, and
(iii) no  amendment,  modification,  termination  or waiver of any  provision of
Section 8 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Agent shall be effective without the written concurrence of Agent. Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 9.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Borrower, on Borrower.


669235.2

9.7      Independence of Covenants.

                 All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

9.8      Notices.

                 Unless otherwise specifically provided herein, any notice or other communica tion herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or
(i) as to Borrower and Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Agent.

9.9      Survival of Representations, Warranties and Agreements.

                 A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

                 B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in subsections 2.6D, 2.7,
9.2 and 9.3 and the agreements of Lenders set forth in subsections 8.2C, 8.4 and
9.4 shall survive the payment of the Loans and the termination of this Agreement.

9.10     Failure or Indulgence Not Waiver; Remedies Cumulative.

                 No failure or delay on the part of Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.


669235.2

9.11     Marshalling; Payments Set Aside.

                 Neither Agent nor any Lender shall be under any obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that Borrower makes a payment or payments to Agent or Lenders (or to Agent for the benefit of Lenders), or Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudu lent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

9.12     Severability.

                 In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other juris diction, shall not in any way be affected or impaired thereby.

9.13     Obligations Several; Independent Nature of Lenders' Rights.

                 The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

9.14     Headings.

                 Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.15     Applicable Law.

                 THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED
AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE

669235.2

OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS
LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF
LAWS PRINCIPLES.

9.16     Successors and Assigns.

                 This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 9.1). Neither Borrower's rights or obligations hereunder nor any interest therein may be assigned or delegated by Borrower without the prior written consent of all Lenders.


9.17     Consent to Jurisdiction and Service of Process.

                 ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, BORROWER, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

                 (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

                 (II)     WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

                 (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO BORROWER AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 9.8;

                 (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER
         BORROWER IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND
         OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN
         EVERY RESPECT;

                 (V) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING
         PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER
         JURISDICTION; AND


669235.2

                 (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 9.17 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW
         SECTION 5-1402 OR OTHERWISE.

9.18     Waiver of Jury Trial.

                 EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION
9.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

9.19     Counterparts; Effectiveness.

                 This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrower and Agent of written or telephonic notification of such execution and authorization of delivery thereof.



669235.2

                  [Remainder of page intentionally left blank]

669235.2

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                           AREIF II REALTY TRUST, INC.


                                           By:       /s/John Jacobsson
                                              ---------------------------------
                                           Title:    Vice President
                                              ---------------------------------

                                           Notice Address:

                      c/o Apollo Real Estate Advisors, L.P.
                           1301 Avenue of the Americas
                                   38th Floor
                               New York, NY 10019
                            Attention: John Jacobsson



                             BANKERS TRUST COMPANY,
                            individually and as Agent

                                           By:       /s/
                                              ---------------------------------
                                           Title:    Managing Director
                                              ---------------------------------

                                           Notice Address:

                                                   Bankers Trust Company
                                                   280 Park Avenue
                                                   New York, New York 10017
                                                   Attention: Jeffrey Baevsky







NY-482732
CREDIT AGREEMENT

                                CREDIT AGREEMENT


                          DATED AS OF FEBRUARY 27, 1997


                                      AMONG


                           AREIF II REALTY TRUST, INC.
                                  as Borrower,

                           THE LENDERS LISTED HEREIN,
                                   as Lenders,

                                       and

                             BANKERS TRUST COMPANY,
                                    as Agent

                           AREIF II REALTY TRUST, INC.

                                CREDIT AGREEMENT

                                TABLE OF CONTENTS

                                                                                                           Page

Section 1.       DEFINITIONS................................................................................  1
         1.1     Certain Defined Terms......................................................................  1
         1.2     Accounting Terms; Utilization of GAAP for Purposes of Calculations
                 Under Agreement............................................................................ 13
         1.3     Other Definitional Provisions and Rules of Construction.................................... 14

Section 2.       AMOUNTS AND TERMS OF COMMITMENTS AND LOANS................................................. 14
         2.1     Commitments; Making of Loans; the Register; Notes.......................................... 14
         2.2     Interest on the Loans...................................................................... 17
         2.3     Fees....................................................................................... 19
         2.4     Repayments and Prepayments; General Provisions Regarding
                   Payments................................................................................. 19
         2.5     Use of Proceeds............................................................................ 21
         2.6     Special Provisions Governing LIBOR Rate Loans.............................................. 22
         2.7     Increased Costs; Taxes; Capital Adequacy................................................... 24

Section 3.       CONDITIONS TO LOANS........................................................................ 28
         3.1     Conditions to Initial Loans................................................................ 28
         3.2     Conditions to All Loans.................................................................... 30

Section 4.       BORROWER'S REPRESENTATIONS AND WARRANTIES.................................................. 32
         4.1     Organization, Powers, Qualification, Good Standing, Business and
                 Subsidiaries............................................................................... 32
         4.2     Authorization of Borrowing, etc............................................................ 32
         4.3     Financial Condition........................................................................ 33
         4.4     No Material Adverse Change; No Restricted Junior Payments.................................. 34
         4.5     Title to Properties; Liens................................................................. 34
         4.6     Litigation; Adverse Facts.................................................................. 34
         4.7     Payment of Taxes; Classification for Tax Purposes.......................................... 34
         4.8     Performance of Agreements; Materially Adverse Agreements; Material
                 Contracts and Related Agreements........................................................... 35
         4.9     Governmental Regulation.................................................................... 35
         4.10    Securities Activities...................................................................... 35
         4.11    Employee Benefit Plans..................................................................... 35
         4.12    Certain Fees............................................................................... 36
         4.13    Employee Matters........................................................................... 36
         4.14    Solvency................................................................................... 36

                                                    (i)



                                                                                                           Page

         4.15    Koger Common Stock......................................................................... 36
         4.16    Disclosure................................................................................. 36

Section 5.       BORROWER'S AFFIRMATIVE COVENANTS........................................................... 37
         5.1     Financial Statements and Other Reports..................................................... 37
         5.2     Existence; Separateness.................................................................... 40
         5.3     Payment of Taxes and Claims; Classification for Tax Purposes............................... 41
         5.4     Inspection................................................................................. 42
         5.5     Compliance with Laws, etc.................................................................. 42
         5.6     Further Assurances......................................................................... 42

Section 6.       BORROWER'S NEGATIVE COVENANTS.............................................................. 42
         6.1     Indebtedness............................................................................... 42
         6.2     Liens and Related Matters.................................................................. 43
         6.3     Investments................................................................................ 43
         6.4     Contingent Obligations..................................................................... 44
         6.5     Restricted Junior Payments................................................................. 44
         6.6     Restriction on Fundamental Changes; Asset Sales and Acquisitions........................... 44
         6.7     Transactions with Shareholders and Affiliates.............................................. 44
         6.8     Conduct of Business; Incurrence of Liabilities............................................. 45
         6.9     Amendment of Certain Related Agreements.................................................... 45
         6.10    Fiscal Year................................................................................ 45

Section 7.       EVENTS OF DEFAULT.......................................................................... 45
         7.1     Failure to Make Payments When Due.......................................................... 45
         7.2     Default in Other Obligations............................................................... 45
         7.3     Breach of Certain Covenants................................................................ 45
         7.4     Breach of Warranty......................................................................... 46
         7.5     Other Defaults Under Loan Documents........................................................ 46
         7.6     Involuntary Bankruptcy; Appointment of Receiver, etc....................................... 46
         7.7     Voluntary Bankruptcy; Appointment of Receiver, etc......................................... 46
         7.8     Judgments and Attachments.................................................................. 47
         7.9     Dissolution................................................................................ 47
         7.10    Employee Benefit Plans    ................................................................. 47
         7.11    Failure to Qualify as a REIT............................................................... 47
         7.12    Failure of Security; Repudiation of Obligations............................................ 47
         7.13    Amendment of Certain Related Agreements.................................................... 48
         7.14    Listing on National Securities Exchange.................................................... 48

Section 8.       AGENT...................................................................................... 49
         8.1     Appointment................................................................................ 49
         8.2     Powers and Duties; General Immunity........................................................ 49

                                      (ii)



                                                                                                           Page

         8.3     Representations and Warranties; No Responsibility For Appraisal of
                 Creditworthiness........................................................................... 51
         8.4     Right to Indemnity......................................................................... 51
         8.5     Successor Agent............................................................................ 51
         8.6     Collateral Documents and Guaranties........................................................ 52

Section 9.       MISCELLANEOUS.............................................................................. 53
         9.1     Assignments and Participations in Loans.................................................... 53
         9.2     Expenses................................................................................... 55
         9.3     Indemnity.................................................................................. 55
         9.4     Confidentiality............................................................................ 56
         9.5     Ratable Sharing............................................................................ 57
         9.6     Amendments and Waivers..................................................................... 57
         9.7     Independence of Covenants.................................................................. 58
         9.8     Notices.................................................................................... 58
         9.9     Survival of Representations, Warranties and Agreements..................................... 59
         9.10    Failure or Indulgence Not Waiver; Remedies Cumulative...................................... 59
         9.11    Marshalling; Payments Set Aside............................................................ 59
         9.12    Severability............................................................................... 60
         9.13    Obligations Several; Independent Nature of Lenders' Rights................................. 60
         9.14    Headings................................................................................... 60
         9.15    Applicable Law............................................................................. 60
         9.16    Successors and Assigns..................................................................... 60
         9.17    Consent to Jurisdiction and Service of Process............................................. 61
         9.18    Waiver of Jury Trial....................................................................... 61
         9.19    Counterparts; Effectiveness................................................................ 62

                 Signature pages .......................................................................    S-1

                                      (iii)

                                    EXHIBITS


        I        FORM OF NOTICE OF BORROWING
       II        FORM OF NOTICE OF CONTINUATION
      III        FORM OF NOTE
       IV        FORM OF OPINION OF BORROWER'S COUNSEL
        V        FORM OF OPINION OF O'MELVENY & MYERS LLP
       VI        FORM OF ASSIGNMENT AGREEMENT
      VII        FORM OF CERTIFICATE RE NON-BANK STATUS
     VIII        FORM OF PLEDGE AGREEMENT



                                      (iv)

                                    SCHEDULES


2.1         LENDERS' COMMITMENTS AND PRO RATA SHARES
4.8         MATERIAL CONTRACTS


                                                    (v)